EXHIBIT 99.1

NEWS RELEASE

CONTACT:          Patrick Scanlon, Senior Vice President, Controller
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE:     4:00 P.M. Eastern Time: November 5, 2010

Penseco Financial Services Corporation Reports Earnings as of September 30, 2010

SCRANTON, PA, November 5, 2010 -- Penseco Financial Services Corporation (OTC Bulletin Board: PFNS) (the “Company”), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported net income for the three months ended September 30, 2010 of $3,044,000 or $0.93 per share, which remained relatively unchanged from the year ago period at $3,095,000 or $0.94 per share.

The Company reported net income for the nine months ended September 30, 2010 of $9,041,000 or $2.76 per share, an increase from the year ago period of $2,636,000 compared with $6,405,000 or $2.21 per weighted average share from the year ago period. The increase in net income was primarily attributed to the fact that there were no merger related costs in 2010 whereas the Company incurred $1,550,000 in merger related costs associated with the Company’s acquisition of Old Forge Bank on April 1, 2009 (the “Merger”) and reduced interest expense from lower funding costs.

Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income, increased $1,613,000 for the nine months ended September 30, 2010 to $9,041,000 compared to $7,428,000 for the same period of 2009. Operating earnings for the nine months ended September 30, 2010 have been positively impacted by the Merger primarily through increased net income from a greater amount of loans and deposits. A reconciliation of the non-GAAP operating earnings and disclosure of the non-GAAP operating return on assets, operating return on equity and dividend payout ratio are described within the non-GAAP reconciliation schedule included within this press release.

Net Interest Income

Pre-provision net interest income increased $154,000 or 1.9% for the three months ended September 30, 2010. Net interest income, after provision for loan losses, decreased $362,000 or 4.6% during the 2010 period, partly from a $516,000 increase in the provision for loan losses, along with reduced interest and fees on loans and investment income offset by reduced interest expense from lower funding costs.

Net interest income, after provision for loan losses, increased $2,740,000 or 13.3% for the nine months ended September 30, 2010 largely due to increased interest and fees on loans as a result of the loans and deposits acquired in the Merger, which was completed on April 1, 2009, as well as a reduction in deposit costs.

Non-Interest Income

Total non-interest income increased $495,000 or 15.7% to $3,638,000 for the three months ended September 30, 2010, compared with $3,143,000 for the same period in 2009. Trust department income increased $31,000 or 8.4% due to an increase in the market value of trust assets and new business. Brokerage fee income increased $5,000 or 5.4% mostly due to the volume of investor activity. Other fee income decreased $20,000 or 5.0% mainly due to a reduction in income on letters of credit and loan service fee income offset by increased debit card discounts related to the increased number of accounts. Other operating income increased $234,000 largely due to gains on the sale of low yielding long-term fixed rate real estate loans. Realized gains (losses) on securities, net, increased $221,000 as a result of the sale of securities from our equity portfolio.

Total non-interest income increased $898,000 or 10.8% to $9,222,000 for the nine months ended September 30, 2010, compared with $8,324,000 for the same period in 2009. Trust department income increased $63,000 or 6.0% due to an increase in the market value of trust assets and new business. Service charges on deposit accounts increased $266,000 or 19.5% primarily due to the increased number of accounts and increased service charge activity. Brokerage fee income decreased $29,000 or 10.0% mostly due to a lower volume of investor activity. Other fee income increased $125,000 or

12.3% mainly from increased debit card discounts related to the increased number of accounts. Bank-owned life insurance income increased $41,000 or 12.0% from increased balances acquired in the merger. Other operating income increased $179,000 or 59.3% largely due to gains on the sale of low yielding long-term fixed rate real estate loans. Realized gains (losses) on securities, net, increased $200,000 as a result of the sale of securities from our equity portfolio.

Non-Interest Expenses

Total non-interest expenses increased $164,000 or 2.3% to $7,201,000 for the three months ended September 30, 2010 compared with $7,037,000 for the same period of 2009. Expense of premises and fixed assets increased $61,000 or 7.4% largely due to information technology system upgrades along with increased utilities expense. FDIC insurance assessments increased $129,000 or 101.6% in 2010.

Total non-interest expenses decreased $50,000 or 0.2% to $21,043,000 for the nine months ended September 30, 2010 compared with $21,093,000 for the same period of 2009. Salaries and employee benefits expense increased $491,000 or 5.5% mainly due to increased salaries resulting from additional employees as a result of the Merger. Expense of premises and fixed assets increased $238,000 or 9.8% mostly due to information technology system upgrades along with additional depreciation as a result of the Merger. There were no merger related costs in 2010 compared to 2009, in which the Company incurred. Merger related costs of $1,550,000, which consisted of computer and equipment upgrades of $606,000, investment banking, valuation services, legal and accounting fees of $429,000, severance payments of $450,000 and stay bonuses of $65,000. FDIC insurance assessments increased $321,000 or 56.2% in 2010. Other operating expenses increased $434,000 or 8.6% mostly from amortization of core deposit intangible expense of $258,000 and increased professional services of $147,000.

Asset Quality

The ratio of the allowance for loan losses to total loans totaled 1.05% as of September 30, 2010 and 2009, respectively. Management believes the allowance for loan losses is adequate.

Non-accrual loans equaled $4,871,000 or 0.78% of loans at September 30, 2010 an increase of $1,760,000 from $3,111,000 or 0.52% of loans at September 30, 2009. If interest on those loans had been accrued, such income would have been $338,000 and $394,000 for the nine months ended September 30, 2010 and September 30, 2009, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $1,523,000 or 0.25% of average outstanding loans for the nine months ended September 30, 2010 compared to $548,000 or 0.10% for the nine months ended September 30, 2009.

As of September 30, 2010, the Company had total impaired loans of $5,073,000. Management performed an evaluation of expected future cash flows, including the anticipated cash flow from the sale of collateral, and compared that to the carrying amount of the impaired loans. Based on these evaluations, the Company has determined that a reserve of $1,298,000 is required against impaired loans at September 30, 2010.

During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for reorganization under Chapter 11 of the Federal Bankruptcy Act. At September 30, 2010, the Company had $7.4 million of TERI loans out of a total student loan portfolio of $16.9 million. The Company does not anticipate that TERI’s bankruptcy filing will significantly impact the Company’s financial statements. These loans are placed on non-accrual status when they become more than 90 days past due. At September 30, 2010 there was $58,000 of such loans placed on non-accrual status.

Income Tax Expense

Applicable income taxes increased $20,000 or 2.5% for the three months ended September 30, 2010 due to overall higher taxable income. Also, applicable income taxes increased $1,052,000 or 73.4% during the first nine months of 2010 primarily due to the effect of $1,550,000 of costs associated with the Merger recorded during the first nine months of 2009, along with overall higher income.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS
(unaudited)
(in thousands, except per share amounts)

September 30,	September 30,	Inc / (Dec)%
2010	2009	$	Change

Three Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.37%	1.44%	-4.86%
Return on Average Equity	9.94%	10.82%	-8.13%
Net Interest Margin	4.08%	4.13%	-1.21%
Efficiency Ratio	59.39%	61.81%	-3.92%

Nine Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.36%	1.09%	24.77%
Return on Average Equity	9.99%	8.43%	18.51%
Net Interest Margin	4.13%	4.09%	0.98%
Efficiency Ratio	60.61%	68.75%	-11.84%

STOCKHOLDERS' VALUE
Net Income	$9,041	$6,405	$2,636	41.16%
Earnings per share	2.76	2.21	0.55	24.89%
Dividends Per Share	1.26	1.26	-	-
Book Value Per Share	37.78	35.78	2.00	5.59%
Market Value Per Share	35.10	31.80	3.30	10.38%
Market Value/Book Value	92.91%	88.88%	4.53%
Price Earnings Multiple	9.54	x	10.78	x	-11.58%
Dividend Payout Ratio	45.65%	57.01%	-19.93%
Dividend Yield	4.79%	5.28%	-9.28%

SAFETY AND SOUNDNESS
Stockholders' Equity/Assets	13.74%	13.45%	2.16%
Total Capital/Risk Weighted Assets	16.72%	16.88%	-0.95%
Tier 1 Capital/Risk Weighted Assets	15.63%	15.76%	-0.82%
Tier 1 Capital/Average Assets	10.86%	11.69%	-7.10%
Non-performing Assets/Total Assets	0.64%	0.36%	77.78%
Non-performing loans to period end loans	0.78%	0.52%	50.00%
Allowance for loan losses to period end loans	1.05%	1.05%	-

BALANCE SHEET HIGHLIGHTS
Total Assets	$900,582	$871,641	$28,941	3.32%
Total Investments	194,861	194,757	104	0.05%
Net Loans	614,053	591,264	22,789	3.85%
Allowance for Loan Losses	6,500	6,300	200	3.17%
Total Deposits	677,511	636,908	40,603	6.38%
Stockholders' Equity	123,773	117,223	6,550	5.59%

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except per share amounts)

	September 30,	September 30,
	2010	2009
ASSETS
Cash and due from banks	$13,000	$9,686
Interest bearing balances with banks	2,581	2,244
Federal funds sold	-	-
Cash and Cash Equivalents	15,581	11,930
Investment securities:
Available-for-sale, at fair value	156,933	142,964
Held-to-maturity (fair value of $39,839
and $54,375, respectively)	37,928	51,793
Total Investment Securities	194,861	194,757
Loans, net of unearned income	620,553	597,564
Less: Allowance for loan losses	6,500	6,300
Loans, Net	614,053	591,264

Bank premises and equipment	13,314	12,158
Other real estate owned	925	190
Accrued interest receivable	3,673	4,226
Goodwill	26,398	26,398
Cash surrender value of life insurance	15,226	14,253
Federal Home Loan Bank stock	6,402	6,402
Other assets	10,149	10,063
Total Assets	$900,582	$871,641
LIABILITIES
Deposits:
Non-interest bearing	$113,746	$104,354
Interest bearing	563,765	532,554
Total Deposits	677,511	636,908
Other borrowed funds:
Repurchase agreements	21,972	25,104
Short-term borrowings	143	17,974
Long-term borrowings	70,940	65,872
Accrued interest payable	1,143	1,264
Other liabilities	5,100	7,296
Total Liabilities	776,809	754,418
STOCKHOLDERS' EQUITY
Common stock; $ .01 par value, 15,000,000 shares authorized,
3,276,079 shares issued and outstanding	33	33
Surplus	48,865	48,865
Retained earnings	72,999	67,495
Accumulated other comprehensive income	1,876	830
Total Stockholders' Equity	123,773	117,223
Total Liabilities and Stockholders' Equity	$900,582	$871,641

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
INTEREST INCOME
Interest and fees on loans	$8,690	$8,718	$25,984	$23,729
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	706	800	2,129	2,550
States & political subdivisions	999	1,216	3,232	3,210
Other securities	15	8	38	30
Interest on Federal funds sold	-	-	-	-
Interest on balances with banks	2	3	6	9
Total Interest Income	10,412	10,745	31,389	29,528
INTEREST EXPENSE
Interest on time deposits of $100,000 or more	621	507	1,586	1,267
Interest on other deposits	818	1,376	2,678	3,760
Interest on other borrowed funds	676	719	2,054	2,320
Total Interest Expense	2,115	2,602	6,318	7,347
Net Interest Income	8,297	8,143	25,071	22,181
Provision for loan losses	858	342	1,723	1,573
Net Interest Income After Provision for Loan Losses	7,439	7,801	23,348	20,608
NON-INTEREST INCOME
Trust department income	400	369	1,117	1,054
Service charges on deposit accounts	537	546	1,632	1,366
Merchant transaction income	1,597	1,564	3,666	3,613
Brokerage fee income	98	93	260	289
Other fee income	378	398	1,141	1,016
Bank-owned life insurance income	132	132	384	343
Other operating income	248	14	481	302
Realized gains (losses) on securities, net	248	27	541	341
Total Non-Interest Income	3,638	3,143	9,222	8,324
NON-INTEREST EXPENSES
Salaries and employee benefits	3,177	3,224	9,442	8,951
Expense of premises and fixed assets	888	827	2,673	2,435
Merchant transaction expenses	1,089	1,061	2,539	2,523
Merger related costs	-	-	-	1,550
FDIC insurance assessments	256	127	892	571
Other operating expenses	1,791	1,798	5,497	5,063
Total Non-Interest Expenses	7,201	7,037	21,043	21,093
Income before income taxes	3,876	3,907	11,527	7,839
Applicable income taxes	832	812	2,486	1,434
Net Income	$3,044	$3,095	$9,041	$6,405

Weighted average shares outstanding	3,276,079	3,276,079	3,276,079	2,900,053
Earnings per Common Share	$0.93	$0.94	$2.76	$2.21
Cash Dividends Declared Per Common Share	$0.42	$0.42	$1.26	$1.26

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(unaudited)
(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, June 30, 2009	$33	$48,865	$65,777	$(1,462)	$113,213

Comprehensive income:
Net income	-	-	3,095	-	3,095
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	2,292	2,292
Other comprehensive income				2,292	2,292

Comprehensive income					5,387

Cash dividends declared ($0.42 per share)	-	-	(1,377)	-	(1,377)

Balance, September 30, 2009	$33	$48,865	$67,495	$830	$117,223

Balance, June 30, 2010	$33	$48,865	$71,330	$880	$121,108

Comprehensive income:
Net income	-	-	3,044	-	3,044
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	996	996
Other comprehensive income				996	996

Comprehensive income					4,040

Cash dividends declared ($0.42 per share)	-	-	(1,375)	-	(1,375)

Balance, September 30, 2010	$33	$48,865	$72,999	$1,876	$123,773

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(unaudited)
(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, December 31, 2008	$21	$10,819	$64,745	$(1,943)	$73,642

Fair value of consideration exchanged in merger	12	38,046	-	-	38,058

Comprehensive income:
Net income	-	-	6,405	-	6,405
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	2,773	2,773
Other comprehensive income				2,773	2,773

Comprehensive income					9,178

Cash dividends declared ($1.26 per share)	-	-	(3,655)	-	(3,655)

Balance, September 30, 2009	$33	$48,865	$67,495	$830	$117,223

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

Comprehensive income:
Net income	-	-	9,041	-	9,041
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	1,463	1,463
Other comprehensive income				1,463	1,463

Comprehensive income					10,504

Cash dividends declared ($1.26 per share)	-	-	(4,128)	-	(4,128)

Balance, September 30, 2010	$33	$48,865	$72,999	$1,876	$123,773

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates twelve offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is traded on the OTC Bulletin Board Market, under the symbol, “PFNS”.

Safe Harbor Forward-Looking Statements

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential”. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Pro Forma Information

The results of operations of Penseco Financial Services Corporation, for the nine months ended September 30, 2009, does not include the operations of Old Forge Bank for the first quarter of 2009. For pro forma information which includes Old Forge Bank operations, refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Certain financial measures for 2009 contained in this Form 8-K exclude costs related to the Company’s acquisition of Old Forge Bank on April 1, 2009. Financial measures which exclude the above referenced items have not been determined in accordance with generally accepted accounting principles (“GAAP”) and are therefore non-GAAP financial measures. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The Non-GAAP Reconciliation Schedule provides a disclosure of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

Merger costs of $1,550,000 in the nine months ended September 30, 2009, respectively, related to the acquisition of Old Forge Bank consist primarily of investment banking costs, system conversion costs, valuation services, legal and accounting fees and severance payments.

NON-GAAP RECONCILIATION SCHEDULE
 (unaudited)
(in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

Core Earnings Calculation

	Three Months Ended
	September 30,
	2010	2009	Change
Net interest income after provision for loan losses	$7,439	$7,801	$(362)
Non-interest income	3,638	3,143	495
Non-interest expense	(7,201)	(7,037)	(164)
Income tax (provision) benefit	(832)	(812)	(20)
Net income	3,044	3,095	(51)

Adjustments
Non-interest expense
Merger related costs	-	-	-
Total Adjustments pre-tax	-	-	-
Income tax provision (benefit)	-	-	-
After tax adjustments to GAAP	-	-	-
Adjusted net income	$3,044	$3,095	$(51)

Return on Average Assets	1.37%	1.44%
Return on Average Equity	9.94%	10.82%
Dividend Payout Ratio	45.16%	44.68%

	Nine Months Ended
	September 30,
	2010	2009	Change
Net interest income after provision for loan losses	$23,348	$20,608	$2,740
Non-interest income	9,222	8,324	898
Non-interest expense	(21,043)	(21,093)	50
Income tax benefit (provision)	(2,486)	(1,434)	(1,052)
Net income	9,041	6,405	2,636

Adjustments
Non-interest expense
Merger related costs	-	1,550	(1,550)
Total Adjustments pre-tax	-	1,550	(1,550)
Income tax provision (benefit) 1	-	527	(527)
After tax adjustments to GAAP	-	1,023	(1,023)
Adjusted net income	$9,041	$7,428	$1,613

Return on Average Assets	1.36%	1.27%
Return on Average Equity	9.99%	9.78%
Dividend Payout Ratio	45.65%	49.22%

____________________________
(1)  Income tax effect calculation is 34% except for the portion of the merger costs that are non-deductible.

Return on average equity (ROE) and return on average assets (ROA) for the nine months ended September 30, 2010 was 9.99% and 1.36%, respectively. ROE was 8.43% (9.78% excluding the Merger costs) and ROA was 1.09% (1.27% excluding the Merger costs) for the same period last year. The dividend payout ratio was 45.65% for the nine months ended September 30, 2010 and 57.01% (49.22% excluding the Merger costs) for the same period last year.

The following table presents a reconciliation of tangible assets / tangible equity.

	September 30, 2010		September 30, 2009
Tangible Assets
Total Assets		$900,582		$871,641
Less:
Goodwill	(26,398)		(26,398)
Core Deposit Intangible	(1,493)		(1,843)
		(27,891)		(28,241)
Tangible Assets		$872,691		$843,400

Tangible Equity
Total Equity		$123,773		$117,223
Less:
Goodwill	(26,398)		(26,398)
Core Deposit Intangible	(1,493)		(1,843)
		(27,891)		(28,241)
Tangible Equity		$95,882		$88,982

Tangible Equity / Tangible Assets		10.99%		10.55%

Tangible Book Value Per Share		$ 29.27		$ 27.16

Market Value / Tangible Book Value		119.93%		117.08%

Mangement believes that the above information is useful to investors in evaluating the Company's results of operations and financial condition.